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EXHIBIT 23-D CONSENT OF PROFESSIONAL BANK SERVICES

                          CONSENT OF INVESTMENT BANKER

We consent to the inclusion of our letter dated as of the date of the Prospectus-Proxy Statement contained in the Registration Statement addressed to the Board of Directors of CitNat Bancorp, Inc. and opining as to the fairness from a financial point of view, to consultation described in the Proxy Statement.

                                       PROFESSIONAL BANK SERVICES, INC.

                                      By:  /s/ Chirstopher L. Hargrove
                                         --------------------------------------
                                           Christopher L. Hargrove
                                           Vice President

Louisville, Kentucky
July 2, 1996